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PROXY                                                               Exhibit 99.1

                                   MAPCO INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF MAPCO INC. FOR THE SPECIAL MEETING ON FEBRUARY 26, 1998

         The undersigned hereby constitutes and appoints James E. Barnes, David
W. Bowman and James N. Cundiff, and each of them, his true and lawful Agent and proxy with full power of substitution to represent, and to vote the shares of the undersigned at the Special Meeting of Stockholders of MAPCO Inc. to be held at 1800 South Baltimore Avenue, Tulsa, Oklahoma, on Thursday, February 26, 1998 at 10:00 a.m. and at any adjournments or postponements thereof on all matters coming before said meeting.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the stated proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STATED PROPOSAL

  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING
   AND THE JOINT PROXY STATEMENT/PROSPECTUS RELATING TO THE SPECIAL MEETING.

                    IMPORTANT -- PLEASE SIGN ON OTHER SIDE.

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                                   MAPCO INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]

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1. To approve and adopt the Agreement and Plan of Merger (the "Merger                For       Against        Abstain
   Agreement"), dated as of November 23, 1997, among The Williams Companies
   Inc. ("Williams"), TML Acquisition Corp. ("Sub") and MAPCO Inc.("MAPCO"),         [ ]        [ ]            [ ]
   pursuant to which Sub will be merged with and into MAPCO with MAPCO being the surviving corporation in the merger (the "Merger") and becoming a wholly owned subsidiary of Williams. Approval of this proposal will also constitute approval of the transactions contemplated by the Merger Agreement, including the Merger.

2. In their discretion, to vote upon all matters incident to the conduct of the Special Meeting and such other matters as may properly come before the Special Meeting or any adjournments thereof.

                                                                                     Dated:                             1998
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                                                                                     Signature

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                                                                                     Signature if held jointly

                                                                                     Note: Please sign this proxy exactly as name
                                                                                     appears herein. If shares are held by joint
                                                                                     tenants, both should sign. Attorneys-in-fact,
                                                                                     executors, administrators, trustees, guardians,
                                                                                     corporation officers or others signing in a
                                                                                     representative capacity should indicate the
                                                                                     capacity in which they are signing.

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PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE whether or not you expect to attend the Special Meeting. You may nevertheless vote in person if you do attend.

                       --     FOLD AND DETACH HERE    --

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE